Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-276462) pertaining to the registration of Ocuphire Pharma, Inc. debt and equity securities;
(2)	Registration Statement (Form S-8 No. 333-282988) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan
(3)	Registration Statement (Form S-8 No. 333-276471) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(4)	Registration Statement (Form S-8 No. 333-275673) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan;
(5)	Registration Statement (Form S-8 No. 333-271150) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(6)	Registration Statement (Form S-8 No. 333-264139) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(7)	Registration Statement (Form S-8 No. 333-254923) pertaining to the Ocuphire Pharma, Inc. 2021 Inducement Plan and Ocuphire Pharma, Inc. 2020 Equity Incentive Plan;
(8)	Registration Statement (Form S-8 No. 333-249978) pertaining to the Ocuphire Pharma, Inc. 2020 Equity Incentive Plan and Ocuphire Pharma, Inc. 2018 Equity Incentive Plan;
(9)	Registration Statement (Form S-8 No. 333-217627) pertaining to the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan;
(10)	Registration Statement (Form S-8 No. 333-189240) pertaining to the Rexahn Pharmaceuticals, Inc. 2013 Stock Option Plan; and
(11)	Registration Statement (Form S-8 No. 333-129294) pertaining to the Rexahn Pharmaceuticals, Inc. 2005 Stock Option Plan

of Opus Genetics, Inc. (formerly known as Ocuphire Pharma, Inc.) of our report dated January 7, 2025, relating to the financial statements of Opus Genetics Inc. as of and for the year ended December 31, 2023 appearing in this Current Report on Form 8-K/A of Opus Genetics, Inc. (formerly known as Ocuphire Pharma, Inc.).

/s/ Ernst & Young LLP

Detroit, MI
January 7, 2025